EXHIBIT 99.1


  SUPPLEMENTAL DISCLOSURE TO EXCHANGE OFFER, CASH OFFER, CONSENT SOLICITATION
                AND SENIOR LOAN PARTICIPATION DATED JUNE 6, 2002


INTRODUCTION

      On June 6, 2002, The Doe Run Resources Corporation ("Doe Run") distributed an Exchange Offer, Cash Offer, Consent Solicitation and Senior Loan Participation (the "Offering Memorandum") to holders ("Holders") of its 11.25% Senior Secured Notes due 2005, Series B; 11.25% Senior Notes due 2005, Series B; and Floating Interest Rate Senior Notes due 2003, Series B (collectively, the "Notes"). Capitalized terms used herein but not defined shall have the respective meanings assigned to such terms in the Offering Memorandum.

      Doe Run has been engaged in constructive discussions with Holders of a significant amount of Notes and is hopeful that the requisite consents and minimum tenders necessary for the consummation of the Offers will be achieved. In order to facilitate further discussion, Doe Run is, as of the date hereof, through the use of this supplemental disclosure (this "Supplemental Disclosure") to the Offering Memorandum, announcing (i) the extension of the expiration time of the Exchange Offer and Cash Offer described in the Offering Memorandum until 5:00 PM, New York City time, on July 19, 2002 and (ii) certain updated projected financial information (the "Revised Projections") to that set forth in the Appendix to the Offering Memorandum (the "Offering Memorandum Projections," and, together with the Revised Projections, the "Projections"). Holders should read this Supplemental Disclosure in conjunction with the Offering Memorandum, of which this Supplemental Disclosure is deemed to be a part. There can be no assurance that Doe Run will be able to consummate the Offers or any of the other transactions described in the Offering Memorandum.

FACTORS AFFECTING PROJECTED FINANCIAL INFORMATION

      Doe Run has identified certain factors which affect the projected financial information provided in Appendix A to the Offering Memorandum. The most significant of these factors are as follows:

      1.   REVISED ASSUMPTION REGARDING REALIZED METALS PRICES

      The Offering Memorandum Projections are based upon an assumed average LME lead price of $.2232 per pound for fiscal 2002. In the last month, LME inventories have continued to increase, indicating a slower recovery in demand than had previously been expected. As a result, Doe Run has revised its outlook for lead prices for the remainder of its fiscal year, lowering its projection for the average lead price in the second half of fiscal year 2002 by approximately one cent per pound, which resulted in a reduction in the average annual lead price from $.2232 to $.2183. A one cent per pound reduction in the price of lead has the effect of reducing Doe Run's annual revenues by approximately $8,000,000. In addition to the aforementioned projected reduction in the market price for lead, lead metal premiums and realized prices for zinc concentrates are now projected to be somewhat lower than those used as the basis for the Offering Memorandum Projections.

      2. LOWER ACTUAL OPERATING RESULTS FOR THE SIX MONTH PERIOD ENDING APRIL 30, 2002

      On June 28, 2002, Doe Run issued its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2002. Actual results for the six month period ending on April 30, 2002 differed from the projections for the same period which were used by Doe Run in preparing the Projections set forth in the Appendix to the Offering Memorandum. These differences, and their resulting impact on the Offering Memorandum Projections, are as follows:

      For the six months ended April 30, 2002, income from operations and EBITDA were $1.7 million and $2.1 million less than the corresponding Offering Memorandum Projections, respectively, and Doe Run's net loss was $0.2 million greater than the corresponding Offering Memorandum Projection. These differences are primarily the result of higher raw material costs in Peru resulting from lower treatment charges for concentrates and increased legal and other expenses in the U.S. Doe Run's net income was not materially impacted by these events as they were substantially offset by lower income taxes in Peru resulting from a reassessment of the recoverability of certain income tax benefits. The impacts of lower treatment charges and reduction of income taxes in Peru are expected to continue into the second half of the year.

      Doe Run intends to implement certain operating cost and administrative and other expense reductions in the second half of fiscal 2002, which will partially mitigate the impacts of lower prices and treatment charges.


UPDATED PROJECTED FINANCIAL INFORMATION

      As a result of the foregoing, Doe Run has revised its Projections for fiscal year 2002 as follows:

                                                Fiscal Year 2002
                                                ----------------

                                          Revised         Offering
                                          Projection      Memorandum Projection
                                          ----------      ---------------------

Income from operations                    $12,570         $19,589
                                          -------         -------

Net income                                 $8,386         $10,725

EBITDA
      U.S.                                $24,468         $28,900
      Peru                                 17,214          20,336
                                           ------          ------
      Consolidated                        $41,682         $49,236
                                          -------         -------

At this time, management has not changed its outlook for prices for fiscal 2003 and, accordingly, has not made changes to its projected operating results for such fiscal year.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This Supplemental Disclosure (including the Projections provided herein and in the Offering Memorandum) includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Supplemental Disclosure and in the Offering Memorandum itself (including the Projections provided herein and therein), including, without limitation, statements regarding financial position, budgets and plans and objectives for future operations are forward-looking statements. Although Doe Run believes that the expectations reflected in such forward-looking statements are reasonable, Doe Run can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Doe Run's expectations ("Cautionary Statements") are disclosed in the section captioned "Risk Factors" and elsewhere in the Offering Memorandum. All subsequent written and oral forward-looking statements attributable to Doe Run or any person acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


RESPONSIBILITY FOR AND PURPOSE OF THE PROJECTIONS

      In connection with the development of the Offers, management has, through the development of the financial projections, contained herein and in the Offering Memorandum (the "Projections"), analyzed the effect of the consummation of the Offers and the related transactions on Doe Run's liquidity and financial condition and future prospects. These Projections were also prepared to assist the Holders in their evaluation of the Offers.

      The Projections discussed herein and in the Offering Memorandum should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth in the Offering Memorandum, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Doe Run's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, and Doe Run's Quarterly Reports on Form 10-Q for the quarters ended April 30, 2002 and January 31, 2002, and the pro forma historical consolidated financial information contained in the Offering Memorandum. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. Most of the assumptions about the operations of the business after the assumed Closing Date which are utilized in the Projections are based, in part, on economic, competitive, and general business conditions prevailing at the time they were prepared. While conditions which have materially changed as of the date hereof have been disclosed in this Supplemental Disclosure, future changes in these conditions may materially impact the ability of Doe Run to achieve the Projections.

      The Projections were not prepared with a view towards complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants. Doe Run's independent auditors have neither compiled nor examined the prospective financial information contained herein or in the Offering Memorandum to determine the reasonableness thereof and, accordingly, have not expressed an opinion or any other form of assurance with respect thereto.

      Doe Run does not as a matter of course make public projections as to future sales, earnings, or other results. In the view of Doe Run's management, the prospective financial information contained herein or in the Offering Memorandum was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Doe Run. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Supplemental Disclosure and of the Offering Memorandum are cautioned not to place undue reliance on the prospective financial information. Accordingly, Doe Run does not intend, and disclaims any obligation, to (a) furnish updated Projections to Holders prior to the Closing Date or to new holders of securities of Doe Run or any other party after the Closing Date, (b) include such updated information in any documents that may be required to be filed with the Securities and Exchange Commission, or (c) otherwise make such updated information publicly available.


EXPIRATION OF OFFERS

      THE OFFERS WILL EXPIRE AT 5PM, NEW YORK CITY TIME, ON JULY 19, 2002.

      Holders who have tendered their Notes into the Offers on or prior to the date hereof will have the right to withdraw and/or amend such tenders. Questions or requests for assistance or additional copies of the Offering Memorandum or the Letters of Transmittal or other documents relating or ancillary thereto may be directed to the Information Agent at its address and telephone numbers set forth below. Beneficial Owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offers.


                    The Information Agent for the Offers is:

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                           (800) 322-2885 (Toll Free)

                       Email: proxy@mackenziepartners.com

JULY 9, 2002